Exhibit 99.2

LiveOne (Nasdaq: LVO) to Report First Quarter Fiscal 2027 Financial Results on August 12, 2026

Management to host conference call and webcast to discuss the results at 10:30 am ET on that day

LOS ANGELES, Aug. 04, 2026 -- LiveOne (Nasdaq: LVO), an award-winning, creator-first music, entertainment, and technology platform, announced today its planned earnings release date and conference call timing for its first quarter (“Q1 Fiscal 2027”) of its fiscal year ending March 31, 2027 (“Fiscal 2027”), along with the following:

•	LiveOne expects to report continued year-over-year growth in revenue and Adjusted EBITDA, reflecting ongoing operational momentum.

•	During the quarter, LiveOne continued to grow organically and strengthen its balance sheet through a reduction of current liabilities, additional stock-for-service deals to reduce cash obligations, and disciplined capital allocation, resulting in increased stockholders’ equity.

•	LiveOne continued to repurchase its own common stock and acquired additional shares of PodcastOne, its majority owned subsidiary (Nasdaq: PODC).

LiveOne plans to announce its full operating and financial results for Q1 Fiscal 2027 and host an investor webcast to discuss the results and provide a business update on Wednesday, August 12th, 2026 at 10:30 am Eastern Time (7:30 am Pacific Time).

To access the conference call or webcast, please use the following information:

Date:	Wednesday, August 12, 2026
Time:	10:30 am ET (7:30 am PT)
Webcast Link:	https://events.q4inc.com/attendee/676871665
Dial-in:	(833) 461-5787
International Dial-in:	+44 808 196 8935
Conference Code:	676 871 665

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive and DayOne Music Publishing. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram,  TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “could,” “believe,” “seek,” “continue,” “contemplate,” “predict,” “potential,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance stockholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its subscribers and paid users; LiveOne identifying, acquiring, securing and developing content; LiveOne’s ability to implement and continue its announced digital asset treasury strategy and/or purchase digital assets from time to time pursuant to such strategy, including for the maximum announced amount, and other risks related to such strategy; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty and risks related to digital assets; regulatory developments related to digital assets and digital asset markets; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2026, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveOne Press Contact:
press@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.